Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Bank of America Corporation (the “Corporation”) and the undersigned Officers and Directors of the Corporation whose signatures appear below hereby makes, constitutes and appoints Edward P. O’Keefe, Lauren Mogensen, Craig T. Beazer and Teresa M. Brenner, and each of them acting individually, its, his and/or her true and lawful attorneys, with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and/or her name and on its, his and/or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below: (a) an automatic shelf Registration Statement on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of (i) the Corporation’s unsecured senior and subordinated debt securities, warrants, purchase contracts, preferred stock, depositary shares representing fractional interests in shares of preferred stock, common stock, and units which are comprised of two or more securities, in any combination, (ii) trust securities of each of BAC Capital Trusts I, II, III, IV, V, VI, VII, VIII, X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX and XX and NB Capital Trusts II, III and IV and any other additional capital trusts added from time to time (the “Trust Securities”), (iii) the Corporation’s junior subordinated debt securities, (iv) the Corporation’s guarantees of the Trust Securities, and (v) other securities of the Corporation approved by the Board of Directors or a committee duly authorized by the Board of Directors (the securities referenced in (i), (ii), (iii), (iv) and (v) above are referred to collectively as the “Securities”), which Securities may be offered separately or together in separate series and in amounts, at prices, and on terms to be determined at the time of sale, all as authorized by the Board of Directors, or may be reoffered or resold in market-making transactions by affiliates of the Corporation, and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (collectively, the “Registration Statement”); and (b) all other registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the Securities covered by the Registration Statement under any and all securities laws, regulations and requirements as may be applicable; and each of the Corporation and the Officers and Directors hereby grants to each of the attorneys full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of the Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of the Corporation and the Officers and Directors hereby ratifies and confirms all acts and things which the attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his, or her signature as the same may be signed by the attorneys or attorney, or any of them, to any or all of the following (and any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act and all such registration statements, petitions, applications, consents to service of process, and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

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IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

Dated: March 22, 2012	BANK OF AMERICA CORPORATION

	By:	/s/ BRIAN T. MOYNIHAN
Brian T. Moynihan
President and Chief Executive Officer

Signature	Title	Date

/S/ BRIAN T. MOYNIHAN Brian T. Moynihan	President, Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2012

/S/ BRUCE R. THOMPSON Bruce R. Thompson	Chief Financial Officer (Principal Financial Officer)	March 22, 2012

/S/ NEIL A. COTTY Neil A. Cotty	Chief Accounting Officer (Principal Accounting Officer)	March 22, 2012

/S/ MUKESH D. AMBANI Mukesh D. Ambani	Director	March 22, 2012

/S/ SUSAN S. BIES Susan S. Bies	Director	March 22, 2012

/S/ FRANK P. BRAMBLE, SR. Frank P. Bramble, Sr.	Director	March 22, 2012

/S/ VIRGIS W. COLBERT Virgis W. Colbert	Director	March 22, 2012

/S/ CHARLES K. GIFFORD Charles K. Gifford	Director	March 22, 2012

/S/ CHARLES O. HOLLIDAY, JR. Charles O. Holliday, Jr.	Director	March 22, 2012

/S/ D. PAUL JONES, JR. D. Paul Jones, Jr.	Director	March 22, 2012

/S/ MONICA C. LOZANO Monica C. Lozano	Director	March 22, 2012

/S/ THOMAS J. MAY Thomas J. May	Director	March 22, 2012

/S/ DONALD E. POWELL Donald E. Powell	Director	March 22, 2012

/S/ CHARLES O. ROSSOTTI Charles O. Rossotti	Director	March 22, 2012

/S/ ROBERT W. SCULLY Robert W. Scully	Director	March 22, 2012